Marathon Patent Group Expands Cryptocurrency Mining Operations with Opening of Second Facility in Canada

26,700 Square Foot Purpose-Built Facility in Quebec Anticipated to be Completed by Month End

LOS ANGELES, CA, January 15, 2018 – Marathon Patent Group, Inc. (Nasdaq: MARA) (“Marathon” or the “Company”), today announced that the Company’s wholly owned subsidiary Marathon Crypto Mining, Inc., has executed a lease for 26,700 square feet of a 48,600 square foot purpose-built facility in Quebec. As our operations grow, we have the option to lease the entire building. The facility is expected to be completed by month end when the Company anticipates putting its recently purchased 1,400 Bitmain’s Antminer S9 miners (“Antminer S9s”) into production.

The 1,400 Antminer S9s are expected to utilize an estimated 2.0 MW of power once fully deployed and add approximately 19 Ph/s of ASIC mining capacity. The Antminer S9s are able to mine any cryptocurrency using the SHA256 algorithm, including Bitcoin and Bitcoin Cash.

These 1,400 miners are in addition to the previously announced 1,300 Antminer S9s purchased by Global Bit Ventures, Inc. (“GBV”) on January 12, 2018 and the 1,000 GPU mining servers which GBV already owns. Post-acquisition of GBV, the Company will operate under two facilities, one leased by Marathon Crypto Mining, Inc., and separately, the facility in which GBV operates under a master services agreement with Hypertech Systems. The combined 2,700 Bitmain S9 miners are expected to produce approximately 33 Ph/s of ASIC mining capacity in addition to the 1,000 GPU mining servers owned by GBV which are capable of 250 Gh/s.

Merrick Okamoto, Marathon’s Interim Chief Executive Officer and Chairman of the Board of Directors, stated, “Today’s announcement represents more tangible evidence of our laser focus on the expansion of our cryptocurrency mining operation. We continue to gain all important scale with the addition of recent server purchases and now a second facility. Importantly, the new facility diversifies our geographical locations mitigating potential service interruptions, while paving the way to rapidly grow our mining capacity and revenue.”

About Marathon Patent Group, Inc.

Marathon is an IP licensing company. Following the acquisition of GBV, the combined company will focus on the development of GBV’s new business involving the blockchain ecosystem and generation of digital assets. GBV is focused on mining digital assets and intends to add specialized computer equipment and plans to expand its activities to mine new digital assets. To learn more about Marathon Patent Group Inc., visit www.marathonpg.com. To learn more about Global Bit Ventures Inc., visit www.globalbitventures.com.

Investor Notice

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks, uncertainties and forward-looking statements described under “Risk Factors” in Item 1A of our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed with the Securities and Exchange Commission (the “SEC”) on April 5, 2017 and the Risk Factor section of Amendment No.1 to Form S-4 filed on January 24, 2018 which contains a discussion of possible risks related to the Company’s planned merger with Global Bit Ventures, Inc. If any of these risks were to occur, our business, financial condition or results of operations would likely suffer. In that event, the value of our securities could decline, and you could lose part or all of your investment. The risks and uncertainties we describe are not the only ones facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. In addition, our past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results in the future. See “Safe Harbor” below.

Forward-Looking Statements

Statements made in this press release include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “should,” “expect,” “anticipate,” “estimate,” “continue,” or comparable terminology. Such forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate, and involve factors that may cause actual results to differ materially from those projected or suggested. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the heading “Risk Factors” in the Company’s Annual Reports on Form 10-K, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise.

Contact Information

Name: Jason Assad
Phone: 678-570-6791
Email: Jason@marathonpg.com